UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 11, 2008	000-51068
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2243048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

55 York Street
Suite #401
Toronto, Ontario M5J 1R7
(Address of Principal Executive Offices) (Zip Code)

(416) 865-9790
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

RESIGNATIONS OF RONALD K. MANN AND G.E. "TED" CREBER

On December 11, 2008 Yukon Gold Corporation, Inc. (the "Company") accepted the resignation of G.E. "Ted" Creber as a Director, effective as of that date.

On December 12, 2008, the Company accepted the resignation of Ronald K. Mann as the Company’s Chief Executive Officer and President, and as a Director, and as Chief Executive Officer and President, and as a Director of Yukon Gold Corp. (the Company’s wholly-owned subsidiary), as of that date. There were no disagreements between the Company and Mr. Mann with regards to the Company’s operations, or public disclosures. The Company has agreed to pay Mr. Mann severance in the amount of $20,765 (CDN$25,000),  payable in two installments.

APPOINTMENT OF J.L. GUERRA

On December 12, 2008 J.L. Guerra, Jr. was appointed to become the President and Chief Executive Officer of the Company. Mr. Guerra has been a director of the Company since November 2, 2005, and Chairman of the Board of the Company since July 11, 2006. He is also a member of the Company’s Audit Committee, its Executive Committee and its Compensation Committee. Mr. Guerra has over twenty years of experience operating his own companies in the real estate brokerage, acquisition and development business in San Antonio, Texas. Mr. Guerra resides in San Antonio, Texas and is 52 years old.

Item 9

Financial Statements and Exhibits

(a)         Financial Statements of Business Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)         Shell Company Transaction.

Not applicable.

(d)         Exhibits.

Exhibit	Exhibit Description

17.1	Letter of Resignation from Ronald K. Mann to Yukon Gold Corporation, Inc. dated December 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: December 15, 2008	By:	/s/	Kathy Chapman
		Name:	Kathy Chapman
		Title:	Chief Administrative Officer